M Industry Canada | Industrie Canada

Certificate
of Incorporation

Canada Business
Corporations Act

Certificat
de constitution

Loicanadienne sur
les societes par actions

Converted Carbon Of Canada Corp.

Name of corporation-Denomination de la societe

705764-4

Corporation number-Numero de la societe

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the *Canada Business Corporations. Act.*

Je certifie que la societe susmentionnee, dont lesstatutsconstitutifssontjoints, aere constituee en societe en vertu de la *Loi canadienne sur lessocietespar actions.*

Richard G. Shaw
Director - Directeur

October 7, 2008 / le 7 octobre 2008

Date of Incorporation - Date de constitution

Canada

I+I Industry Canada | Industrie Canada

Canada Business Corporations Act | Loi canadienne sur les societes par actions

ELECTRONIC TRANSACTION REPORT | RAPPORT DE LA TRANSACTION ELECTRONIQUE

ARTICLES OF INCORPORATION (SECTION 6) | STATUTS CONSTITUTIFS (ARTICLE 6)

Processing Type - Mode de Traitement: E-Commerce/Commerce-É

1. Name of Corporation - D6nomlnation de la societ6

Converted Carbon Of Canada Corp.

2. The pmmce or territory la Canada where the registered omce Is to he situated - La province oo le territoire IUCanada o6 sesimera lesl6ge social

NS

3. The dasses and any muimum number ofsllaresthat dtecorporation lsaatltorlzed to Issue - Cat6pries et lenombre maximal d'actioas que la llOd6t6 est autorls6e 6mettre

Tho aanexad sc:hedu1e is incorporated in this fonn.
L'amoxc ci-jointe &itpartie in1'srante de lapR&ente fonnule.

4. Restrictions, if any, on sharetmsf'ers - Restrictioas sur letraasfert des actt.s, s'U y a lieu

Tho annexad sc:hedu1e is incorponrted in this fonn.
L'[illegible]e ci-jointe &itpartio int6grante de lapR&ente fonnulo.

5. Number (or minimum and muimum number) of directors - Nomllre (oo nombre minimal et muimal) d'administrateurs

Minimmn: 3 Maximum: 7

6. Restrictions, If aay, on basin- the corporation may carry on - Llmites ImpoHel l'lldlvite commerdale de la societt, s'U y a lieu

The annexad sc:hedu1e is incorponrted in this fonn.
L'IIDOXe ci-jointe fait partie in1'srante de lapR&ente fonnule.

7. Other provisions, If any - Autres dispositions, s'Ily a lieu

The annexad sc:hedu1e is incorporated in this fonn.
L'IIIDOXe ci-jointe &itpartio int6grmate de lapR&ente fommle.

8. Incorporators - Fondateurs

Name(s) - Nom(s)	Address (induding postal code) - Adr- (Indure le code postal)	Sign-fure
RICHARD RUSINIAK	65 HARBOUR SQUARE, UNIT 2010, TORONTO, ONTARIO, CANADA, M5J 2L4	RIC"f'RD RUSINIAI<

Canada

Item 3 - **Shares / Rubrique 3 - Actions**

ONE CLASS OF SHARES:

The corporation is authorized to issue an unlimited number of shares of one class.

Item 4 • Restrictions on Share Transfers / Rubrique 4 • Restrictions sur le transfert des actions

RESTRICTIONS ON SHARE TRANSFERS:

The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares of the Corporation without the approval of:

a. the directors of the Corporation expressed by resolution passed by the votes cast by a majority of the directors of the Corporation at a meeting of the board of directors or signed by all of the directors of the Corporation; OR

b. the shareholders of the Corporation expressed by resolution passed by the votes cast by a majority of the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution

tem 8 - Restrictions - Business / Rubrique 6 - Restrictions - actlvlte commerclale

None

Item 7 - Other Provisions / Rubrique 7 - Autres dispositions

OTHER PROVISIONS:

a. The nwnber of shareholders in the Corporation, exclusive of employees and former employees who.while employed by the Corporation were, and following the termination of that employment. continue to be, sharcholders of the Corporation, is limited to not more than fifty. two or more persons who are the joint registered holders of one or more shares being counted as one shareholder.

b. Any invitation to the public to subscribe for securities of the Corporation is

prohibited. c. If authorized by by-law which is duly made by the directors and confirmed

by ordinaty resolution of the shareholders, the directors of the Corporation may from time to time:

i. borrow money upon the credit of the Corporation;
ii. issue, reissue, sell or pledge debt obligations of the Corporation; and
iii. mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired to secure any debt obligation of the Corporation.

Any such by-law may provide for the delegation of such powers by the directors to such officers or directors of the Corporation to such extent and in such manner as may be set out in the by-law.

Nothing herein limits or restricts the borrowing of money by the Corporation on bills of exchange or promissoxy notes made, drawn, accepted or endorsed by or on behalf of the Corporation.

d. The directors may appoint one or more directors.who shall hold office for a tetm expiring not later than the close of the next armual general meeting of shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual general meeting of shareholders.